W. ALAN JORGENSEN, CPA
                          720 THIRD AVENUE, SUITE 1910
                                SEATTLE, WA 98104



                                 April 10, 2001




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

RE:      Aqua Vie Beverage Corporation File 000 24801

Dear Sir/Madam:

I have read the relevant information referring to my firm in Item 4 of Form 8-K/A dated April, 2001, for Aqua Vie Beverage Corporation to be filed with the securities and Exchange Commission and I am in agreement with the statements contained therein, except, I have no direct information to confirm the engagement of Webster & Williams as new accounts and related information found in paragraph (a)(2)(i).

                                            Sincerely,

                                            /s/  W. Alan Jorgensen, CPA
                                            ---------------------------
                                                 W. Alan Jorgensen, CPA